As filed with the Securities and Exchange Commission on May 21, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

eLOYALTY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4304577
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 Field Drive Suite 250 Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

eLoyalty Corporation 1999 Employee Stock Purchase Plan

(As Amended and Restated as of May 17, 2007)

(Full Title of the Plan)

Kelly D. Conway

President and Chief Executive Officer

eLoyalty Corporation

150 Field Drive

Suite 250

Lake Forest, Illinois 60045

(Name and Address of Agent for Service)

(847) 582-7000

(Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Steven J. Gavin Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 (312) 558-5600	Steven H. Shapiro Vice President, General Counsel and Corporate Secretary eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	476,283 shares	$23.36	(2)	$11,125,970.88	(2)	$341.57
Preferred Stock Purchase Rights (3)	476,283 rights	(3)		(3)		(3)

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Also registered hereby are such additional and indeterminable number of shares of Common Stock, preferred stock purchase rights and plan interests as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on The Nasdaq National Market on May 17, 2007.
(3)	The preferred stock purchase rights initially are attached to and trade with the shares of common stock registered hereby. The value attributable to such rights, if any, is reflected in the market price of the common stock.

STATEMENT OF INCORPORATION BY REFERENCE

This Form S-8 Registration Statement is filed pursuant to General Instruction E for the purpose of registering 476,283 additional shares of common stock, par value $0.01 per share (“Common Stock”), and the associated 476,283 additional preferred stock purchase rights (“Rights”) of eLoyalty Corporation (the “Registrant”), issuable pursuant to the eLoyalty Corporation 1999 Employee Stock Purchase Plan (the “Plan”). Prior to the filing of this Registration Statement, 23,717 shares of Common Stock remained available for future issuance under the Plan, the offer and sale of which were previously registered with the Securities and Exchange Commission (the “Commission”). On February 14, 2007, the Board of Directors of the Registrant approved an amendment and restatement of the Plan to increase the total number of shares of Common Stock and associated Rights of the Registrant available for issuance under the Plan to 500,000 (the “Amendment”). The following documents heretofore filed with the Commission by the Registrant are incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof:

(a) the Registrant’s previously filed Form S-8 Registration Statement (File No. 333-96473), as filed with the Commission on February 9, 2000, and amended by Post-Effective Amendment No. 1, as filed with the Commission on February 14, 2000; and

(b) the Registrant’s previously filed Form S-8 Registration Statement (File No. 333-68540), as filed with the Commission on August 28, 2001, and amended by Post-Effective Amendment No. 1, as filed with the Commission on February 25, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
4.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-94293) (the “S-1”))

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A (File No. 0-27975) filed with the SEC on March 24, 2000 (the “8-A Amendment”))

4.3	Certificate of Amendment to the Registrant’s Certificate of Incorporation, effective 7:59 a.m., eastern time, December 19, 2001 (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001)

4.4	Certificate of Amendment to eLoyalty’s Certificate of Incorporation, effective 7:58 a.m., eastern time, December 19, 2001 (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001)

4.5	Certificate of Increase of Series A Junior Participating Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001)

4.6	Certificate of Designation of 7% Series B Convertible Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001)

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4.7	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the S-1)

4.8	Rights Agreement, dated as of March 17, 2000, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 to the 8-A Amendment)

4.9	Amendment, dated as of September 24, 2001, to the Rights Agreement between the Registrant and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated September 24, 2001)

4.10	Certificate of Adjustment dated January 10, 2002 (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001)

4.11	eLoyalty Corporation 1999 Employee Stock Purchase Plan (as Amended and Restated as of May 17, 2007) (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2007)

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of Grant Thornton LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Winston & Strawn (included as part of Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 21, 2007.

eLOYALTY CORPORATION

By:	/s/ Kelly D. Conway
Kelly D. Conway
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of May 21, 2007.

Signature	Title

/s/ Kelly D. Conway	Director, President and Chief Executive Officer
Kelly D. Conway	(Principal Executive Officer)

/s/ Steven C. Pollema	Vice President, Operations and Chief Financial Officer
Steven C. Pollema	(Principal Financial Officer and Principal Accounting Officer)

/s/ Tench Coxe	Director
Tench Coxe

/s/ Henry J. Feinberg	Director
Henry J. Feinberg

/s/ John T. Kohler	Director
John T. Kohler

/s/ Michael J. Murray	Director
Michael J. Murray

/s/ John C. Staley	Director
John C. Staley

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INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-94293) (the “S-1”))

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A (File No. 0-27975) filed with the SEC on March 24, 2000 (the “8-A Amendment”))

4.3	Certificate of Amendment to the Registrant’s Certificate of Incorporation, effective 7:59 a.m., eastern time, December 19, 2001 (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001)

4.4	Certificate of Amendment to eLoyalty’s Certificate of Incorporation, effective 7:58 a.m., eastern time, December 19, 2001 (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001)

4.5	Certificate of Increase of Series A Junior Participating Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001)

4.6	Certificate of Designation of 7% Series B Convertible Preferred Stock of eLoyalty, filed December 19, 2001 (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001)

4.7	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the S-1)

4.8	Rights Agreement, dated as of March 17, 2000, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 to the 8-A Amendment)

4.9	Amendment, dated as of September 24, 2001, to the Rights Agreement between the Registrant and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated September 24, 2001)

4.10	Certificate of Adjustment dated January 10, 2002 (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2001)

4.11	eLoyalty Corporation 1999 Employee Stock Purchase Plan (as Amended and Restated as of May 17, 2007) (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2007)

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of Grant Thornton LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Winston & Strawn (included as part of Exhibit 5.1)

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